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                                                                     EXHIBIT 3.2
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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                               GLOBIX CORPORATION

                          (EFFECTIVE NOVEMBER 14, 2000)

ARTICLE I. General.

     1.01 Interpretation; Governing Instruments. Terms used and not defined in these By-Laws shall have the meanings set forth in, and shall be interpreted in accordance with, the Delaware General Corporation Law ("DGCL") and other applicable statutes and the Corporation's certificate of incorporation (collectively, the "governing instruments") as from time to time in effect. Whether or not so stated, these By-Laws are subject to such governing instruments, and in the event of any conflict or inconsistency the provisions of the governing instruments shall control.

     1.02 Registered Office. The address of the Company's registered office in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

     1.03 Other Offices; Business Activities. The Corporation may have such other offices and conduct its business activities at such other locations within or without the State of Delaware, as the board of directors (the "Board") determines.

ARTICLE II. Stockholders.

     2.01 Annual Meeting. The annual stockholders meeting for the election of directors and the transaction of other business shall be held annually during the fifth full month following the end of the Corporation's fiscal year on such date and time as the Board may fix.

     2.02 Special Meeting. Special stockholders meetings may be called by the Board or the chairman and shall be called by the chairman, the chief executive officer, the president, the executive vice president, any vice president or the secretary upon written request, stating the purpose(s) of the meeting, by the holders of not less than a majority of the outstanding shares entitled to vote. Only such business may be transacted at a special meeting as relates to the purpose(s) set forth in the notice of meeting.

     2.03 Place of Meeting. Stockholders meetings shall be held at such place, within or without the State of Delaware, as may be fixed by the Board or, if not so fixed, at the registered office of the Corporation in the State of Delaware. Attendance at any meeting in person or by proxy shall constitute a waiver of notice, except when the person or proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     2.04 Notice of Meetings; Waiver. Written notice of each stockholders meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting date to each stockholder entitled to vote at the meeting at his address appearing on the record of stockholders or, if he shall have filed with the secretary a written request that notices be mailed to some other address, at such other address. Each notice shall state the place, date
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and time of the meeting and, unless an annual meeting, shall indicate that it is being issued by or at the direction of the person(s) calling the meeting. Notice of a special meeting shall also state the purpose(s) for which called. Notice of an adjourned meeting shall be unnecessary unless otherwise required by the governing instruments.

     2.05 Quorum. Subject to the governing instruments, the holders of one-third of the shares entitled to vote shall constitute a quorum for the transaction of any business. When a specified item of business must be voted on by a class or series, voting as a class, however, the holders of a majority of the shares of such class or series shall constitute a quorum. Despite the absence of a quorum the stockholders present may by majority vote adjourn a meeting without further notice unless otherwise required by the governing instruments.

     2.06 Voting; Proxies. Subject to the governing instruments:

          (a) Stockholders of record shall be entitled to one vote for each share held. Any corporate action other than the election of directors (as to which see Section 3.01 of these By-Laws) shall be authorized by a majority of the votes cast by holders entitled to vote.

          (b) Any stockholder may vote in person or by proxy signed by him or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from its date unless it otherwise provides.

     2.07 Action Without Meeting. Subject to the governing instruments, any stockholder action may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III. Directors.

     3.01 Authority; Number; Election; Qualification; Term. Subject to the governing instruments, the Corporation's business shall be managed under the direction of the Board which shall consist of two (2) directors, or such other number, not less than two directors, as may be fixed from time to time by a vote of the shareholders or by a majority of the Board, provided that no decrease in the number of directors shall decrease the term of any incumbent director. Directors shall be elected at each annual stockholders meeting, shall be at least eighteen (18) years old, but need not be stockholders, and shall hold office until the next annual stockholders meeting and the election and qualification of their respective successors. Election of directors need not be by ballot.

     3.02 Annual, Regular and Special Meetings; Place. The annual Board meeting for the election of officers and the transaction of other business shall be held without notice immediately following and at the same place as the annual stockholders meeting or, if a quorum is not present or the Board otherwise determines, as promptly as practicable thereafter. Regular Board meetings for the transaction of all business may be held without notice at such times and places as the Board determines. Special Board meetings may be called by the chairman of the Board, the chief executive officer or a majority of the directors. Except as provided above, Board meetings shall be held at such place, within or without the State of Delaware, as the Board determines or, if not so determined, at the principal office of the Corporation.

     3.03 Notice of Meetings; Waiver, Adjournment. Notice of the time and place of each deferred annual and of each special Board meeting shall be given the directors by mail not less than three, or personally or by telephone, telegram or telegraph not less than one, day prior to the meeting. Notice of any meeting need not specify its purpose(s). Notice need not be given to any director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to him.
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Whether or not a quorum is present, a majority of the directors present may adjourn any meeting without notice to directors not present unless the meeting is adjourned for more than 48 hours.

     3.04 Quorum; Actions by Board. Subject to the governing instruments:

          (a) Except as otherwise provided in these By-Laws, a majority of the entire Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at the taking of the vote, if a quorum is then present, shall be the act of the Board. Directors may neither be present nor vote by proxy.

          (b) Any action by the Board or any committee may be taken without a meeting if all directors or committee members consent in writing to the adoption of a resolution authorizing the action. The resolution and consent shall be filed with the Board or committee minutes.

          (c) Any one or more directors or committee members may participate in a Board or committee meeting by means of a conference telephone or similar communications equipment allowing all persons participating to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     3.05 Resignation; Removal; Vacancies. Subject to the governing instruments:

          (a) A director may resign at any time. Any or all directors may be removed at any time for or without cause by stockholder vote and for cause by the Board.

          (b) Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of directors, but excluding vacancies resulting from the removal of directors without cause, may be filled by Board vote or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office. Vacancies occurring for any reason may also be filled by stockholders.

     3.06 Compensation. Directors shall receive such compensation as the Board determines to be appropriate, and shall be reimbursed for reasonable expenses incurred in the performance of, their services to the Corporation as directors and in other capacities.

     3.07 Committees. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee and any other committee it deems necessary or desirable to designate, each committee consisting of at least one director. Any committee designated by the Board shall serve solely at the discretion of the Board. The Board may adopt qualification criteria, such as financial expertise or independence, as requirements for membership on certain committees. The Board, but not any committee, may fill committee vacancies and may designate alternative qualified committee members to replace absent members at any committee meetings. The executive committee has the power and authority to act in place of the Board in all matters except amendment to the Certificate of Incorporation and except as restricted by the DGCL and the action of the Board. Other committees shall have such authority as the Board determines. The provisions of Sections 3.02, 3.03 and 3.04 of these By-Laws relating to the holding of meetings, notice, waiver, adjournment, quorum and Board action shall apply to committees unless the Board otherwise determines. The Board may adopt additional rules of procedure for any committee not inconsistent with these By-Laws or may delegate this authority to any committee.

     3.08 Indemnification. The Company shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

ARTICLE IV. Executive and Other Officers.
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     4.01 Positions; Election; Term; Removal. The executive officers of the
Corporation may include any one or more of the following: the chairman of the Board (if the Board so determines), a chief executive officer, the president, one or more executive vice presidents, one or more senior vice presidents, (each such executive or senior vice president with such designations and rankings as the Board may fix), the secretary, one or more assistant secretaries, the treasurer and one or more assistant treasurers, each of whom shall be elected or appointed annually by the Board. Officers other than the chairman need not be directors. Any two or more offices may be held by the same person except the offices of president and secretary. Officers shall serve at the Board's discretion until the next annual Board meeting and the election of their respective successors. The Board may at any time remove any officer with or without cause and may fill any vacancies among the officers however occurring.

     4.02 Chief Executive Officer, Additional Powers and Duties of Officers.

          (a) Subject to the Board's overall authority, the chief executive officer shall have general control and supervision of the Corporation's business and affairs and such other powers and duties consistent with these By-Laws as are customarily possessed by corporate chief executive officers and as the Board assigns.

          (b) Subject to the Board's overall authority, each officer shall have such powers and duties in addition to those specifically provided in these By-Laws as are customarily possessed by like corporate officers holding the same position and as the Board or chief executive officer assigns. Such officers may, at the direction of the Board and/or the chief executive officer or in accordance with general delegations of authority or the respective resolutions of the Board, execute in the Corporation's name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

     4.03 Chairman of the Board. The chairman shall preside at all Board and stockholder meetings.

     4.04 Chief Executive Officer. The chief executive officer shall be the Corporation's chief executive officer. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

     4.05 President. Subject to the direction of the chief executive officer, the president shall have such authority as may be delegated by the chief executive officer and/or the Board. Unless and until the Board otherwise determines, in the event of the absence or inability to act of the chief executive officer, or if there be no chief executive officer, the president shall have the powers and duties of the chief executive officer.

     4.06 Executive and Senior Vice Presidents. Each executive vice president and senior vice president shall have such further title and such powers and duties as the Board and/or the chief executive officer, if so authorized by the Board, assigns. Unless and until the Board otherwise determines, in the event of the absence or inability to act of the president, or if there be no president, the ranking executive vice president or senior vice president shall have the powers and duties of the president.

     4.07 Vice Presidents and other Subordinate Officers. The Board may also appoint, or may delegate to any executive officer the appointment of, one or more vice presidents and other subordinate and assistant officers with such titles and duties as the Board or such executive officer may determine. Such vice presidents and other subordinate and assistant officers shall not be executive officers unless so designated by the Board.

     4.08 Secretary and Assistant Secretary. The secretary shall give all meeting and other required corporate notices except as otherwise provided in these By-Laws; shall attend and keep minutes of all Board and stockholder proceedings; shall have charge of and maintain the corporate stock books and records (unless the Corporation has a transfer agent or registrar) and such other corporate records as the Board directs; and shall keep the corporate seal
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and, when duly authorized, shall affix such seal to all necessary corporate instruments. The assistant secretary shall, in the absence or inability to act of the secretary, or if there be no secretary, have the powers and duties of the secretary.

     4.09 Treasurer and Assistant Treasurer. Unless another officer or employee is so designated by the Board, the treasurer shall be the Corporation's chief financial officer, and, its chief accounting officer and shall have custody of its funds and securities and shall maintain its financial books and records. The treasurer (or such other designated officer or employee) shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chairman, the chief executive officer, the president and the Board, at its regular meetings, or when the Board so directs, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     4.10 Compensation. The Board shall fix the compensation, if any, of all officers who are directors and may fix, or delegate to the chief executive officer authority to fix, the compensation of other officers.

ARTICLE V. Shares and Transfer.

     5.01 Certificates. Shares of the Corporation shall be represented by certificates in such form consistent with the governing instruments as the Board approves, shall be signed by the chairman, president or any vice president and the secretary or treasurer, or any assistant secretary or assistant treasurer, and shall be sealed with the corporate seal or its facsimile. Officers' signatures may be facsimiles if the certificate is signed by a transfer agent or registered by a registrar other than the Corporation or its employee. Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer. If the Corporation is authorized to issue shares of more than one class, certificates shall contain the statements required by statute.

     5.02 Transfer Agents; Registrars. The Board may appoint one or more transfer agents and/or registrars, the duties of which may be combined and prescribe their duties.

     5.03 Transfers; Lost Certificates. Subject to the governing instruments and compliance with such additional requirements as the Board may establish:

          (a) Shares shall be transferable only on the Corporation's books by the holders or their duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed.

          (b) Replacements for certificates alleged to have been lost or destroyed may be issued upon delivery of such proof of loss and/or bond with or without surety, or other security, sufficient to indemnify the Corporation as the Board determines.

     5.04 Record Date. The Board may fix in advance a record date for the determination of stockholders entitled to notice of or to vote at any stockholders meeting, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive any dividend, distribution or allotment of rights, or for the purpose of any other action. The record date shall not be more than sixty nor less than ten days prior to the meeting date nor more than sixty days prior to any other action.

ARTICLE VI. Miscellaneous.

     6.01 Seal. The corporate seal shall be in such form as the Board may approve.
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     6.02 Fiscal Year. The Board may establish and change the Corporation's fiscal year. Until the Board acts, the fiscal year shall end on September 30 in each year.

     6.03 Shares in Other Corporations. Shares in other corporations held by the Corporation may be represented and voted by the chief executive officer or any person designated by him unless the Board otherwise directs.

     6.04 By-Law Amendments; Stockholder Agreements. Subject to the governing instruments:

          (a) By-Laws may be adopted, amended or repealed either by the stockholders at the time entitled to vote in the election of directors or by the Board (provided that any change by the Board in the number of directors requires the vote of a majority of the entire Board). Any By-Law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon. If the Board adopts, amends or repeals any By-Law regulating an impending election of directors, the notice of the next stockholders meeting for the election of directors shall set forth such By-Law and a concise statement of the changes made.

          (b) Any written agreement among all of the stockholders of the Corporation holding votes sufficient to modify, amend or repeal any By-Law, whether expressly or by interpretation or implication and whether or not the Corporation is a party thereto, shall be given full force and effect in accordance with its terms as a stockholders amendment under subsection 6.04(a) above provided a copy of such written agreement is delivered to the Corporation and that prompt notice of any such modification, amendment or repeal effected by any such written agreement to which fewer than all the stockholders of the Corporation are party is given to those stockholders who are not party thereto.